UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2011

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2008 Equity Inducement Plan

In connection with Glu Mobile Inc.’s ("Glu") recently completed acquisitions of Blammo Games Inc. ("Blammo") and Griptonite, Inc. ("Griptonite"), on August 1, 2011, the Compensation Committee of Glu’s Board of Directors amended Glu’s 2008 Equity Inducement Plan (the "Inducement Plan") to increase the number of shares available for grant thereunder by 1,050,000 shares. The Compensation Committee utilized this new pool of shares when it approved on August 1, 2011 the issuance of options to purchase a total of 1,033,000 shares to certain of the newly acquired Blammo and Griptonite employees.

Glu may only grant nonqualified options under the Inducement Plan, and may only grant awards under the Inducement Plan to persons not previously an employee or director of Glu, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with Glu and to provide incentives for such persons to exert maximum efforts for Glu’s success.

Amendment to 2007 Employee Stock Option Plan

In connection with the acquisition of Blammo and Griptonite, the Compensation Committee of Glu’s Board of Directors amended Glu’s 2007 Employee Stock Purchase Plan (the "ESPP") to change from one month to two weeks the length of time an employee must be employed by Glu or by a Participating Corporation (as defined in the ESPP – Blammo and Griptonite were both designated as Participating Corporations by Glu’s Compensation Committee) to allow for employees of each of Griptonite and Blammo to participate in the ESPP for the Offering Period (as defined in the ESPP) commencing on August 22, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

August 5, 2011	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer